P R E S S R E L E A S E
Vornado Announces Third Quarter 2026 Financial Results
New York City | November 2, 2026
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended September 30, 2026 Financial Results
NET LOSS attributable to common shareholders for the quarter ended September 30, 2026 was $47,138,000, or $0.25 per diluted share, compared to net income attributable to common shareholders of $11,589,000, or $0.06 per diluted share, for the prior year's quarter.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended September 30, 2026 was $122,646,000, or $0.62 per diluted share, compared to $117,372,000, or $0.58 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended September 30, 2026 was $126,656,000, or $0.65 per diluted share, and $114,535,000, or $0.57 per diluted share, for the prior year's quarter.
Nine Months Ended September 30, 2026 Financial Results
NET LOSS attributable to common shareholders for the nine months ended September 30, 2026 was $53,546,000, or $0.28 per diluted share, compared to net income attributable to common shareholders of $842,250,000, or $4.19 per diluted share, for the nine months ended September 30, 2025. The decrease is primarily due to the $803,248,000 gain related to the 770 Broadway master lease with NYU during the nine months ended September 30, 2025.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the nine months ended September 30, 2026 was $363,086,000, or $1.85 per diluted share, compared to $373,482,000, or $1.86 per diluted share, for the nine months ended September 30, 2025. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the nine months ended September 30, 2026 was $360,941,000, or $1.84 per diluted share, and $354,239,000, or $1.76 per diluted share, for the nine months ended September 30, 2025.

NYSE: VNO | WWW.VNO.COM	PAGE 1 OF 18

The following table details the income and expense items affecting the comparability of FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$122,646	$117,372	$363,086	$373,482
Per diluted share (non-GAAP)	$0.62	$0.58	$1.85	$1.86

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	$2,066	$3,586	$7,729	$10,128
606 Broadway debt extinguishment gain, net of noncontrolling interests	—	—	(16,141)	—
After-tax net gain on sale of 220 Central Park South condominium units and ancillary amenities	—	—	—	(11,110)
Gain on sale of Canal Street residential condominium units	—	—	—	(10,337)
Other	2,285	(6,661)	6,082	(9,556)
	4,351	(3,075)	(2,330)	(20,875)
Noncontrolling interests' share of above adjustments on a dilutive basis	(341)	238	185	1,632
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$4,010	$(2,837)	$(2,145)	$(19,243)
Per diluted share (non-GAAP)	$0.03	$(0.01)	$(0.01)	$(0.10)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$126,656	$114,535	$360,941	$354,239
Per diluted share (non-GAAP)	$0.65	$0.57	$1.84	$1.76
________________________________
(1)See page 11 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2026 and 2025.

NYSE: VNO | WWW.VNO.COM	PAGE 2 OF 18

FFO, as Adjusted Bridge - Q3 2026 vs. Q3 2025
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2025 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2026:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2025	$114.5	$0.57

Increase / (decrease) in FFO, as adjusted due to:
Rent commencements, net of lease expirations	17.5
Lower interest and other investment income	(9.3)
Park Avenue Plaza	9.0
Interest expense (primarily the 2033 senior unsecured notes)	(8.7)
Variable businesses (primarily signage)	3.2
Other, net	1.7
	13.4
Noncontrolling interests' share of above items, impact of assumed conversions of convertible securities, and impact of share buyback	(1.2)
Net increase	12.2	0.08

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2026	$126.7	$0.65

See page 11 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2026 and 2025. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2.
350 Park Avenue
On October 20, 2026, the existing joint venture between Vornado and Rudin (the “Vornado/Rudin JV”) and an affiliate of Kenneth C. Griffin (“KG”), the founder and CEO of Citadel, formed a new joint venture (the “350 Park JV”) to develop an approximately 1,900,000 square foot office tower on the combined sites of 350 Park Avenue, 39 East 51st Street and 40 East 52nd Street, with Citadel Enterprise Americas LLC (“CEAMER”) as the anchor tenant. We consolidate the Vornado/Rudin JV. We contributed our wholly owned 350 Park Avenue property to the 350 Park JV, the Vornado/Rudin JV contributed 39 East 51st Street and Rudin contributed 40 East 52nd Street. In exchange for these contributions, the Vornado/Rudin JV received a 40% ownership interest in the 350 Park JV, and KG owns the remaining 60% interest. Through the Vornado/Rudin JV, we hold a 36.1% effective interest and Rudin holds a 3.9% effective interest. Rudin also holds $150,000,000 of preferred equity in the Vornado/Rudin JV. Our contribution of 350 Park Avenue was valued at $900,000,000, or $500,000,000 net of the $400,000,000 mortgage loan on the property which was satisfied at closing.
Concurrently with the closing, the 350 Park JV:
•executed a 1,050,000 square foot anchor lease with CEAMER; and
•closed a $3.3 billion construction loan. The loan bears interest at SOFR plus 3.00%, which may be reduced to SOFR plus 2.50% upon substantial completion and achieving a minimum debt service coverage ratio, and matures in October 2032 with a one-year extension option subject to certain conditions.
Vornado shares control with KG over major decisions of the 350 Park JV, including decisions about leasing, operating and capital budgets and refinancings. Accordingly, we no longer hold a controlling financial interest in 350 Park Avenue and 39 East 51st Street. Beginning October 20, 2026, we deconsolidated the properties and account for our investment in the 350 Park JV under the equity method. We will recognize an estimated net gain of approximately $485,000,000 in the fourth quarter of 2026.

NYSE: VNO | WWW.VNO.COM	PAGE 3 OF 18

Acquisitions
Park Avenue Plaza
On June 11, 2026, we completed the purchase of a 49.0% interest in Park Avenue Plaza at a gross asset valuation of $1.1 billion ($950 per square foot). We acquired our interest subject to our share of the $575,000,000 loan encumbering the property. The loan bears interest at a fixed rate of 2.99% and matures in November 2031.
Park Avenue Plaza is a 45-story, 1,200,000 rentable square foot building located at 55 East 52nd Street. The office building, co-owned by Fisher Brothers, has protected Park Avenue views and occupies the full through-block between East 52nd and East 53rd Street.
Fisher Brothers retains its current 51.0% ownership interest and continues to manage and lease the property. Vornado and Fisher Brothers have joint control over major decisions.
3 East 54th Street
On January 7, 2026, we acquired 3 East 54th Street, an asset situated on 18,400 square feet of land, for $141,000,000. Previously, in July 2025, we purchased the $35,000,000 A-Note secured by the property at par plus accrued interest, and in August 2024, we purchased the $50,000,000 B-Note secured by the property. The A-Note and B-Note were in default. The $107,000,000 loan balance, including default interest and advances, was credited towards the purchase price.
3 East 54th Street is located between Fifth Avenue and Madison Avenue on 54th Street, adjacent to the St. Regis Hotel and our Upper Fifth Avenue retail properties. The land is zoned for approximately 232,500 buildable square feet as-of-right, and we are in the process of demolishing the existing buildings on the site.
Dispositions
Alexander’s, Inc. (“Alexander’s”)
On May 28, 2026, Alexander’s, in which we own a 32.4% interest, completed the sale of its Rego Park I property for $235,500,000. As a result of the sale, we recognized our $44,329,000 share of the net gain and received a $2,355,000 sales commission paid by Alexander’s, of which $500,000 was paid to a third-party broker.
606 Broadway
On May 14, 2026, a 50.0% owned consolidated joint venture completed the sale of 606 Broadway. The purchaser acquired the non-recourse mortgage loan, which was in maturity default, at a discount and paid the joint venture $3,000,000 in cash ($2,400,000 to Vornado). The transaction resulted in a $32,073,000 gain on debt extinguishment, of which $15,932,000 is attributable to noncontrolling interests. The property was previously impaired in the fourth quarter of 2023, and had a carrying value of $52,073,000 as of the sale date.
Financing Activity
Senior Unsecured Notes Due 2026
We repaid our $400,000,000 2.15% senior unsecured notes on their June 1, 2026 maturity date.
61 Ninth Avenue
On May 8, 2026, a joint venture, in which we have a 45.1% interest, completed a $161,000,000 refinancing of 61 Ninth Avenue. The interest-only mortgage loan matures in June 2028, with a nine-month extension option subject to certain conditions, and bears interest at SOFR plus 3.00% in year one, SOFR plus 3.35% for year two, and SOFR plus 3.85% during the extension period. The refinancing replaced the joint venture’s prior $167,500,000 mortgage loan on the property. On February 2, 2026, the joint venture had extended that prior loan’s maturity by seven months and simultaneously paid down the principal balance by $12,500,000 to $155,000,000.
350 Park Avenue
On March 10, 2026, an affiliate of KG provided a $400,000,000 mortgage loan secured by 350 Park Avenue, the proceeds of which were used to defease the existing $400,000,000 mortgage loan in connection with the site’s development. The new interest-only loan bears interest at a fixed rate of 4.00% and matures in January 2027. Concurrently, and in connection with the planned development, Citadel Enterprise Americas LLC vacated the building and assigned its existing master lease to an affiliate of KG as tenant, and the lease was amended to provide for net rent of $16,000,000 per annum, equal to the interest payments under the new mortgage loan. On October 20, 2026, the $400,000,000 mortgage loan was satisfied at the closing of the 350 Park Avenue joint venture. See page 3 for further details.
One Park Avenue
On February 9, 2026, we completed a $525,000,000 refinancing of One Park Avenue, a 945,000 square foot Manhattan office building. The five-year interest-only loan matures in February 2031 and bears interest at a rate of SOFR plus 1.78%. The loan replaced the previous $525,000,000 loan that bore interest at SOFR plus 1.22% and was scheduled to mature in March 2026.

NYSE: VNO | WWW.VNO.COM	PAGE 4 OF 18

Financing Activity - continued
825 Seventh Avenue Office Condominium
On January 26, 2026, a joint venture, in which we have a 50.0% interest, entered into a nine-month extension with the lenders on the $54,000,000 mortgage loan encumbering the office condominium of 825 Seventh Avenue and simultaneously paid down the principal balance by $6,000,000 to $48,000,000. The loan was previously scheduled to mature in January 2026. On October 26, 2026, the $48,000,000 non-recourse mortgage loan matured and was not repaid, resulting in a maturity default. The interest-only loan bears interest at a rate of SOFR plus 2.75% and provides for additional default interest of 5.00%.
7 West 34th Street
On January 23, 2026, a joint venture, in which we have a 53.0% interest, completed a $250,000,000 refinancing of 7 West 34th Street, a 477,000 square foot Manhattan office and retail building. The non-recourse, five-year interest-only mortgage loan matures in February 2031 and has a fixed rate of 5.79%. The joint venture paid down by $50,000,000 the prior $300,000,000 full-recourse loan that bore interest at 3.65% and was scheduled to mature in June 2026. The loan was paid down using property-level reserves and a $25,000,000 member loan from Vornado which accrues interest at 16.00% and receives priority on distributions.
Senior Unsecured Notes Due 2033
On January 14, 2026, we completed a public offering of $500,000,000 5.75% senior unsecured notes due February 1, 2033 (“2033 Notes”). Interest on the senior unsecured notes is payable semi-annually on February 1 and August 1, commencing August 1, 2026. The 2033 Notes were sold at 99.824% of their face amount to yield 5.78%. A portion of the $494,000,000 net proceeds from the 2033 Notes was used to repay our $400,000,000 senior unsecured notes at their June 2026 maturity.
2031 Revolving Credit Facility
On January 7, 2026, we completed a $1.105 billion refinancing of one of our two revolving credit facilities. On February 4, 2026, the facility was upsized to $1.130 billion. The $1.130 billion amended facility currently bears interest at a rate of SOFR plus 1.01% and is scheduled to mature in February 2031 (as fully extended). The facility fee is 24 basis points. The facility replaced the previous $1.25 billion revolving credit facility which was scheduled to mature in December 2027.
2029 Revolving Credit Facility
On January 7, 2026, we upsized our $915,000,000 revolving credit facility that matures in April 2029 (as fully extended) to $1.0 billion. The credit facility currently bears interest at a rate of SOFR plus 1.16% and has a facility fee of 24 basis points.
Unsecured Term Loan
On January 7, 2026, we completed a refinancing of our unsecured term loan and upsized the loan amount to $850,000,000. The loan bears interest at SOFR plus 1.15% and matures in February 2031 (as fully extended). The loan replaced the previous $800,000,000 term loan which bore interest at SOFR plus 1.25% and was scheduled to mature in December 2027.
888 Seventh Avenue
On December 10, 2025, the $244,543,000 non-recourse mortgage loan on 888 Seventh Avenue matured and was not repaid, at which time the lenders declared an event of default. On March 9, 2026, we entered into a forbearance agreement pursuant to which the lenders agreed to forbear from exercising their remedies and waived default interest through March 2027. During the forbearance period, regularly scheduled interest and required monthly amortization payments continue to accrue, but payment is deferred until the expiration or earlier termination of the forbearance period, at which time such amounts become due and payable.
Share Repurchase Program
In April 2026, our Board of Trustees authorized an additional $300,000,000 repurchase of our outstanding common shares under the share repurchase plan. As of September 30, 2026, $286,590,000 remained available and authorized for repurchases under the plan.
During the three months ended September 30, 2026, no shares were repurchased. During the nine months ended September 30, 2026, we repurchased 4,532,803 common shares for $133,305,000 at an average price of $29.41.

NYSE: VNO | WWW.VNO.COM	PAGE 5 OF 18

Leasing Activity
The leasing activity and related statistics in the tables below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Three Months Ended September 30, 2026
Total square feet leased	489	37	33	55
Our share of square feet leased:	443	28	33	38
Initial rent(1)	$122.96	$496.83	$63.50	$163.18
Weighted average lease term (years)	9.5	7.1	5.6	10.8
Second generation relet space:
Square feet	283	19	31	38
GAAP basis:
Straight-line rent(2)	$116.95	$644.96	$61.53	$179.47
Prior straight-line rent	$85.25	$617.21	$54.63	$112.91
Percentage increase	37.2%	4.5%	12.6%	59.0%
Cash basis (non-GAAP):
Initial rent(1)	$119.90	$641.47	$62.94	$163.18
Prior escalated rent	$95.25	$760.91	$58.45	$118.21
Percentage increase (decrease)	25.9%	(15.7)%	7.7%	38.0%
Tenant improvements and leasing commissions:
Per square foot	$139.83	$191.23	$51.69	$182.00
Per square foot per annum	$14.72	$26.93	$9.23	$16.85
Percentage of initial rent	12.0%	5.4%	14.5%	10.3%

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Nine Months Ended September 30, 2026
Total square feet leased	1,148	123	155	166
Our share of square feet leased:	993	77	155	115
Initial rent(1)	$113.09	$402.59	$58.08	$148.50
Weighted average lease term (years)	8.9	5.6	6.5	9.3
Second generation relet space:
Square feet	547	52	96	96
GAAP basis:
Straight-line rent(2)	$107.36	$419.40	$62.44	$165.04
Prior straight-line rent	$86.90	$384.23	$56.06	$119.06
Percentage increase	23.5%	9.2%	11.4%	38.6%
Cash basis (non-GAAP):
Initial rent(1)	$111.15	$416.86	$63.44	$162.98
Prior escalated rent	$95.14	$448.73	$60.94	$128.30
Percentage increase (decrease)	16.8%	(7.1)%	4.1%	27.0%
Tenant improvements and leasing commissions:
Per square foot	$132.02	$109.17	$78.54	$166.95
Per square foot per annum	$14.83	$19.49	$12.08	$17.95
Percentage of initial rent	13.1%	4.8%	20.8%	12.1%
_______________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.
Occupancy

(At Vornado's share)	New York			THE MART	555 California Street
	Total(1)	Office	Retail
Occupancy as of September 30, 2026	91.5%	93.0%	78.4%	79.5%	87.5%
__________________________
(1)Total includes office, retail and residential.

NYSE: VNO | WWW.VNO.COM	PAGE 6 OF 18

Same Store Net Operating Income ("NOI") (non-GAAP) At Share:
Same store NOI at share % increase (decrease)(1):	Total	New York(2)	THE MART(3)	555 California Street
Three months ended September 30, 2026 compared to September 30, 2025	9.0%	10.2%	4.0%	(3.4)%
Nine months ended September 30, 2026 compared to September 30, 2025	8.4%	10.4%	5.3%	(13.2)%
Three months ended September 30, 2026 compared to June 30, 2026	(4.1)%	0.5%	(49.4)%	6.6%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended September 30, 2026 compared to September 30, 2025	3.2%	4.9%	16.3%	(26.4)%	(4)
Nine months ended September 30, 2026 compared to September 30, 2025	1.6%	4.8%	11.0%	(42.5)%	(4)
Three months ended September 30, 2026 compared to June 30, 2026	(5.5)%	(1.3)%	(46.6)%	35.1%
________________________________________
(1)See pages 13 through 18 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)Excluding the impact of the rent abatement provided to Bloomberg, which was offset by a corresponding reduction to Bloomberg’s tenant fund, New York same store NOI at share - cash basis increased by 8.4% and 7.1% for the three and nine months ended September 30, 2026, respectively, compared to the same periods in 2025.
(3)The three months ended June 30, 2026 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment.
(4)Variance in same store NOI at share vs. same store NOI at share - cash basis is primarily due to GAAP rent commencing on new leases with free rent periods.
NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2026 and 2025 and the three months ended June 30, 2026 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2026
NOI at share:	2026	2025		2026	2025
New York:
Office (includes base retail)(1)(2)	$189,099	$169,140	$183,424	$547,466	$533,625
Street Retail(1)	49,195	43,775	52,533	148,414	131,837
Residential	7,356	6,457	6,695	21,047	19,011
Alexander's(3)	14,970	8,770	9,046	31,940	26,594
Total New York	260,620	228,142	251,698	748,867	711,067
Other:
THE MART(4)	13,948	13,275	27,299	57,137	54,388
555 California Street	15,831	17,293	14,850	44,332	53,822
Other investments	9,655	7,966	10,217	25,905	18,362
Total Other	39,434	38,534	52,366	127,374	126,572
NOI at share	$300,054	$266,676	$304,064	$876,241	$837,639

NOI at share - cash basis:
New York:
Office (includes base retail)(1)(2)(5)	$155,305	$142,751	$155,899	$463,167	$436,265
Street Retail(1)	44,398	40,169	49,754	135,391	124,622
Residential	7,068	5,989	6,354	19,993	17,827
Alexander's(3)(6)	11,227	9,509	2,950	22,933	29,391
Total New York	217,998	198,418	214,957	641,484	608,105
Other:
THE MART(4)	15,571	13,267	28,873	62,069	56,042
555 California Street	12,112	16,455	8,962	29,933	55,276
Other investments	9,978	7,790	10,391	26,413	17,597
Total Other	37,661	37,512	48,226	118,415	128,915
NOI at share - cash basis	$255,659	$235,930	$263,183	$759,899	$737,020
_____________________________________
(1)During the first quarter of 2026, we reclassified retail assets located at the base of our office buildings from the retail subsegment to the office subsegment. The retail subsegment was renamed “Street Retail” and now comprises standalone retail properties and mixed-use assets with prominent retail components, including related signage, with a concentration on High Streets such as Fifth Avenue, Madison Avenue and Times Square. Prior period balances have been reclassified to conform to current period presentation. This change applies only to net operating income; all other operating metrics, including occupancy, leasing activity, and lease expirations continue to be presented based on space type.
(2)Includes Building Maintenance Services NOI of $4,931, $6,985, $7,306, $22,407 and $21,505 for the three months ended September 30, 2026 and 2025 and June 30, 2026 and the nine months ended September 30, 2026 and 2025, respectively.
(3)The three and nine months ended September 30, 2026 include termination income at Rego Park shopping center.
(4)The three months ended June 30, 2026 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment.
(5)The nine months ended September 30, 2025 includes the impact of the payment of $22,361 for prior period PENN 1 ground rent owed based on the rent reset determination.
(6)2026 includes the impact of the lease amendment entered into between Alexander’s and Bloomberg L.P. (“Bloomberg”), which provided Bloomberg with a rent abatement for the period of April 1, 2026 to December 1, 2026 with a corresponding reduction to Bloomberg’s tenant fund.

NYSE: VNO | WWW.VNO.COM	PAGE 7 OF 18

Active Development/Redevelopment Summary as of September 30, 2026:

(Amounts in thousands, except square feet)
		(at Vornado’s share)						Projected Leasing Stabilization Year	Projected Unlevered Cash Yield
Active Development Projects:	Property Rentable Sq. Ft.	Total Project Budget		Cash Equity Obligation		Cash Equity Funded to Date	Cash Equity Remaining
350 Park Avenue (36.1% interest)	1,900,000	$2,134,000	(1)	$290,000	(2)	$—	$290,000	2030	9.2%	(3)
623 Fifth Avenue	383,000	450,000		450,000		254,269	195,731	2028	10.1%
________________________________
(1)Includes our land contribution and is net of development fees and reimbursements paid to Vornado.
(2)Calculated as our $2.134 billion share of the projected budget less our share of (i) construction financing, (ii) preferred equity and (iii) our net land contribution.
(3)Includes management fee income paid to Vornado.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, November 3, 2026 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 1575596. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully-integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected unlevered cash yield, stabilization date and cost to complete; estimates of future rents, estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2025.

NYSE: VNO | WWW.VNO.COM	PAGE 8 OF 18

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	September 30, 2026	December 31, 2025
ASSETS
Real estate, at cost:
Land	$2,357,135	$2,408,914	$(51,779)
Buildings and improvements	11,138,348	10,942,418	195,930
Development costs and construction in progress	1,037,845	890,143	147,702
Leasehold improvements and equipment	110,729	105,080	5,649
Total	14,644,057	14,346,555	297,502
Less accumulated depreciation and amortization	(4,534,751)	(4,191,075)	(343,676)
Real estate, net	10,109,306	10,155,480	(46,174)
Right-of-use assets	667,270	671,308	(4,038)
Net investment in lease	166,672	166,024	648
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	580,496	840,850	(260,354)
Restricted cash	143,339	136,696	6,643
Total	723,835	977,546	(253,711)
Tenant and other receivables	110,269	77,137	33,132
Investments in partially owned entities	2,244,170	1,941,278	302,892
Receivable arising from the straight-lining of rents	828,287	752,545	75,742
Deferred leasing costs, net	394,515	374,620	19,895
Identified intangible assets, net	104,930	110,593	(5,663)
Other assets	288,911	294,587	(5,676)
Total assets	$15,638,165	$15,521,118	$117,047
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$4,847,467	$4,920,669	$(73,202)
Senior unsecured notes, net	842,276	747,202	95,074
Unsecured term loan, net	840,569	797,337	43,232
Unsecured revolving credit facilities	918,000	720,420	197,580
Lease liabilities	694,361	699,640	(5,279)
Accounts payable and accrued expenses	411,957	376,190	35,767
Deferred compensation plan	102,544	113,778	(11,234)
Other liabilities	327,943	341,359	(13,416)
Total liabilities	8,985,117	8,716,595	268,522
Redeemable noncontrolling interests	633,175	647,951	(14,776)
Shareholders' equity	5,845,987	5,986,727	(140,740)
Noncontrolling interests in consolidated subsidiaries	173,886	169,845	4,041
Total liabilities, redeemable noncontrolling interests and equity	$15,638,165	$15,521,118	$117,047

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 18

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$467,657	$453,700	$1,389,004	$1,356,716

Net (loss) income	$(45,964)	$19,239	$(28,794)	$932,290
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	10,180	8,912	17,122	30,326
Operating Partnership	4,171	(1,036)	4,701	(73,788)
Net (loss) income attributable to Vornado	(31,613)	27,115	(6,971)	888,828
Preferred share dividends	(15,525)	(15,526)	(46,575)	(46,578)
Net (loss) income attributable to common shareholders	$(47,138)	$11,589	$(53,546)	$842,250

(Loss) income per common share - basic:
Net (loss) income per common share	$(0.25)	$0.06	$(0.28)	$4.39
Weighted average shares outstanding	186,822	192,050	187,909	191,804

(Loss) income per common share - diluted:
Net (loss) income per common share	$(0.25)	$0.06	$(0.28)	$4.19
Weighted average shares outstanding	186,846	200,150	187,909	201,098

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$122,646	$117,372	$363,086	$373,482
Per diluted share (non-GAAP)	$0.62	$0.58	$1.85	$1.86

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$126,656	$114,535	$360,941	$354,239
Per diluted share (non-GAAP)	$0.65	$0.57	$1.84	$1.76

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	196,284	201,416	196,450	201,098
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income attributable to common shareholders	$(47,138)	$11,589	$(53,546)	$842,250
Per diluted share	$(0.25)	$0.06	$(0.28)	$4.19

FFO adjustments:
Depreciation and amortization of real property	$155,709	$103,617	$418,871	$311,016
Change in fair value of marketable securities	—	(1,719)	—	(1,719)
Gain on sales-type lease	—	—	—	(803,248)
Real estate impairment losses	—	—	—	542
Our share of partially owned entities:
Depreciation and amortization of real property	31,900	23,302	80,962	71,934
Net gains on sale of real estate	(3,500)	(11,002)	(48,430)	(90,537)
FFO adjustments, net	184,109	114,198	451,403	(512,012)
Impact of assumed conversion of dilutive convertible securities	319	385	1,150	1,189
Noncontrolling interests' share of above adjustments on a dilutive basis	(14,644)	(8,800)	(35,921)	42,055
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$122,646	$117,372	$363,086	$373,482
Per diluted share	$0.62	$0.58	$1.85	$1.86

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	186,822	192,050	187,909	191,804
Effect of dilutive securities:
Share-based payment awards	8,138	8,100	7,066	8,000
Convertible securities	1,324	1,266	1,475	1,294
Denominator for FFO per diluted share	196,284	201,416	196,450	201,098

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net (loss) income to NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2026 and 2025 and the three months ended June 30, 2026.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2026
	2026	2025		2026	2025
Net (loss) income	$(45,964)	$19,239	$39,196	$(28,794)	$932,290
Depreciation and amortization expense	169,045	117,122	171,228	458,801	348,851
General and administrative expense	34,705	37,490	39,100	116,050	116,065
Transaction related costs and other	393	3,563	173	1,328	4,327
Income from partially owned entities	(23,318)	(21,940)	(63,195)	(99,335)	(135,588)
Interest and other investment income, net	(5,107)	(22,413)	(8,989)	(23,423)	(41,730)
Interest and debt expense	88,714	84,459	89,582	267,502	268,204
Gain on debt extinguishment	—	—	(32,073)	(32,073)	—
Gain on sales-type lease	—	—	—	—	(803,248)
Net gains on disposition of wholly owned and partially owned assets	—	—	—	—	(24,039)
Income tax expense (benefit)	3,668	(5,589)	3,571	13,147	5,727
NOI from partially owned entities	88,808	64,884	76,638	233,754	198,222
NOI attributable to noncontrolling interests in consolidated subsidiaries	(10,890)	(10,139)	(11,167)	(30,716)	(31,442)
NOI at share	300,054	266,676	304,064	876,241	837,639
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(44,395)	(30,746)	(40,881)	(116,342)	(100,619)
NOI at share - cash basis	$255,659	$235,930	$263,183	$759,899	$737,020
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2026 compared to September 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended September 30, 2026	$300,054	$260,620	$13,948	$15,831	$9,655
Less NOI at share from:
Acquisitions	(12,011)	(12,011)	—	—	—
Dispositions	69	102	(33)	—	—
Development properties	(3,120)	(3,120)	—	—	—
Other non-same store income, net	(18,121)	(8,356)	(110)	—	(9,655)
Same store NOI at share for the three months ended September 30, 2026	$266,871	$237,235	$13,805	$15,831	$—

NOI at share for the three months ended September 30, 2025	$266,676	$228,142	$13,275	$17,293	$7,966
Less NOI at share from:
Dispositions	57	56	1	—	—
Development properties	(12,595)	(12,595)	—	—	—
Other non-same store income, net	(9,245)	(368)	—	(911)	(7,966)
Same store NOI at share for the three months ended September 30, 2025	$244,893	$215,235	$13,276	$16,382	$—

Increase (decrease) in same store NOI at share	$21,978	$22,000	$529	$(551)	$—

% increase (decrease) in same store NOI at share	9.0%	10.2%	4.0%	(3.4)%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2026 compared to September 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2026	$255,659	$217,998	$15,571	$12,112	$9,978
Less NOI at share - cash basis from:
Acquisitions	(6,780)	(6,780)	—	—	—
Dispositions	69	102	(33)	—	—
Development properties	(3,895)	(3,895)	—	—	—
Other non-same store income, net	(24,656)	(14,568)	(110)	—	(9,978)
Same store NOI at share - cash basis for the three months ended September 30, 2026	$220,397	$192,857	$15,428	$12,112	$—

NOI at share - cash basis for the three months ended September 30, 2025	$235,930	$198,418	$13,267	$16,455	$7,790
Less NOI at share - cash basis from:
Dispositions	(214)	(215)	1	—	—
Development properties	(12,244)	(12,244)	—	—	—
Other non-same store income, net	(9,926)	(2,136)	—	—	(7,790)
Same store NOI at share - cash basis for the three months ended September 30, 2025	$213,546	$183,823	$13,268	$16,455	$—

Increase (decrease) in same store NOI at share - cash basis	$6,851	$9,034	$2,160	$(4,343)	$—

% increase (decrease) in same store NOI at share - cash basis	3.2%	4.9%	16.3%	(26.4)%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the nine months ended September 30, 2026 compared to September 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the nine months ended September 30, 2026	$876,241	$748,867	$57,137	$44,332	$25,905
Less NOI at share from:
Acquisitions	(14,543)	(14,543)	—	—	—
Dispositions	1,178	1,210	(32)	—	—
Development properties	(8,841)	(8,841)	—	—	—
Other non-same store income, net	(51,669)	(25,654)	(110)	—	(25,905)
Same store NOI at share for the nine months ended September 30, 2026	$802,366	$701,039	$56,995	$44,332	$—

NOI at share for the nine months ended September 30, 2025	$837,639	$711,067	$54,388	$53,822	$18,362
Less NOI at share from:
Dispositions	(2,283)	(2,042)	(241)	—	—
Development properties	(36,219)	(36,219)	—	—	—
Other non-same store income, net	(58,980)	(37,884)	—	(2,734)	(18,362)
Same store NOI at share for the nine months ended September 30, 2025	$740,157	$634,922	$54,147	$51,088	$—

Increase (decrease) in same store NOI at share	$62,209	$66,117	$2,848	$(6,756)	$—

% increase (decrease) in same store NOI at share	8.4%	10.4%	5.3%	(13.2)%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the nine months ended September 30, 2026 compared to September 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the nine months ended September 30, 2026	$759,899	$641,484	$62,069	$29,933	$26,413
Less NOI at share - cash basis from:
Acquisitions	(8,145)	(8,145)	—	—	—
Dispositions	1,178	1,210	(32)	—	—
Development properties	(7,156)	(7,156)	—	—	—
Other non-same store income, net	(70,900)	(44,377)	(110)	—	(26,413)
Same store NOI at share - cash basis for the nine months ended September 30, 2026	$674,876	$583,016	$61,927	$29,933	$—

NOI at share - cash basis for the nine months ended September 30, 2025	$737,020	$608,105	$56,042	$55,276	$17,597
Less NOI at share - cash basis from:
Dispositions	(2,742)	(2,499)	(243)	—	—
Development properties	(35,625)	(35,625)	—	—	—
Other non-same store income, net	(34,294)	(13,437)	—	(3,260)	(17,597)
Same store NOI at share - cash basis for the nine months ended September 30, 2025	$664,359	$556,544	$55,799	$52,016	$—

Increase (decrease) in same store NOI at share - cash basis	$10,517	$26,472	$6,128	$(22,083)	$—

% increase (decrease) in same store NOI at share - cash basis	1.6%	4.8%	11.0%	(42.5)%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2026 compared to June 30, 2026.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended September 30, 2026	$300,054	$260,620	$13,948	$15,831	$9,655
Less NOI at share from:
Acquisitions	(12,170)	(12,170)	—	—	—
Dispositions	69	102	(33)	—	—
Development properties	(3,120)	(3,120)	—	—	—
Other non-same store income, net	(18,122)	(8,357)	(110)	—	(9,655)
Same store NOI at share for the three months ended September 30, 2026	$266,711	$237,075	$13,805	$15,831	$—

NOI at share for the three months ended June 30, 2026	$304,064	$251,698	$27,299	$14,850	$10,217
Less NOI at share from:
Acquisitions	(2,875)	(2,875)	—	—	—
Dispositions	428	427	1	—	—
Development properties	(4,603)	(4,603)	—	—	—
Other non-same store income, net	(18,873)	(8,656)	—	—	(10,217)
Same store NOI at share for the three months ended June 30, 2026	$278,141	$235,991	$27,300	$14,850	$—

(Decrease) increase in same store NOI at share	$(11,430)	$1,084	$(13,495)	$981	$—

% (decrease) increase in same store NOI at share	(4.1)%	0.5%	(49.4)%	6.6%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2026 compared to June 30, 2026.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2026	$255,659	$217,998	$15,571	$12,112	$9,978
Less NOI at share - cash basis from:
Acquisitions	(6,938)	(6,938)	—	—	—
Dispositions	69	102	(33)	—	—
Development properties	(3,895)	(3,895)	—	—	—
Other non-same store income, net	(24,656)	(14,568)	(110)	—	(9,978)
Same store NOI at share - cash basis for the three months ended September 30, 2026	$220,239	$192,699	$15,428	$12,112	$—

NOI at share - cash basis for the three months ended June 30, 2026	$263,183	$214,957	$28,873	$8,962	$10,391
Less NOI at share - cash basis from:
Acquisitions	(1,723)	(1,723)	—	—	—
Dispositions	428	427	1	—	—
Development properties	(3,786)	(3,786)	—	—	—
Other non-same store income, net	(24,947)	(14,556)	—	—	(10,391)
Same store NOI at share - cash basis for the three months ended June 30, 2026	$233,155	$195,319	$28,874	$8,962	$—

(Decrease) increase in same store NOI at share - cash basis	$(12,916)	$(2,620)	$(13,446)	$3,150	$—

% (decrease) increase in same store NOI at share - cash basis	(5.5)%	(1.3)%	(46.6)%	35.1%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 18